UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2011

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A updates information provided on our Form 8-K dated May 19, 2011, related to disclosures made under Item 5.07, Submission of a Vote of Security Holders associated with our annual meeting of stockholders held on May 19, 2011.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At our annual meeting of stockholders held on May 19, 2011, our stockholders voted on, among other matters, a proposal on the frequency of future advisory votes on executive compensation. The frequency of once every year received the highest number of votes cast. In light of these voting results and other factors considered by our Board of Directors (the “Board”), at a meeting held on August 17, 2011, the Board determined that the we will include a non-binding advisory vote of stockholders on executive compensation in our proxy materials every year until the next required advisory vote of our stockholders on the frequency of such advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ PAUL B. BOWMAN
Date: August 19, 2011		Paul B. Bowman Senior Vice President, Chief Financial Officer and Secretary